Exhibit 99.2

Google Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2006*	December 31, 2007
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,544,671	$6,081,593
Marketable securities	7,699,243	8,137,020
Accounts receivable, net of allowance	1,322,340	2,162,521
Deferred income taxes, net	29,713	68,538
Income taxes receivable	—	145,253
Prepaid revenue share, expenses and other assets	443,880	694,213

Total current assets	13,039,847	17,289,138
Prepaid revenue share, expenses and other assets, non-current	114,455	168,530
Deferred income taxes, net, non-current	—	33,219
Non-marketable equity securities	1,031,850	1,059,694
Property and equipment, net	2,395,239	4,039,261
Intangible assets, net	346,841	446,596
Goodwill	1,545,119	2,299,368

Total assets	$18,473,351	$25,335,806

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$211,169	$282,106
Accrued compensation and benefits	351,671	588,390
Accrued expenses and other current liabilities	266,247	465,032
Accrued revenue share	370,364	522,001
Deferred revenue	105,136	178,073

Total current liabilities	1,304,587	2,035,602
Deferred revenue, long-term	20,006	30,249
Deferred income taxes, net	40,421	—
Income taxes payable, long-term	—	478,372
Other long-term liabilities	68,497	101,904
Stockholders’ equity:
Common stock	309	313
Additional paid-in capital	11,882,906	13,241,221
Accumulated other comprehensive income	23,311	113,373
Retained earnings	5,133,314	9,334,772

Total stockholders’ equity	17,039,840	22,689,679

Total liabilities and stockholders' equity	$18,473,351	$25,335,806

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2007	2006*	2007
	(Unaudited)		(Unaudited)
Revenues	$3,205,498	$4,826,679	$10,604,917	$16,593,986
Costs and expenses:
Cost of revenues (including stock-based compensation expense of $10,874, $6,255, $17,629, $22,335)	1,283,148	1,955,825	4,225,027	6,649,085
Research and development (including stock-based compensation expense of $82,122, $161,372, $287,485, $569,797)	386,806	630,783	1,228,589	2,119,985
Sales and marketing (including stock-based compensation expense of $14,502, $38,085, $59,389, $131,638)	255,206	422,291	849,518	1,461,266
General and administrative (including stock-based compensation expense of $26,929, $39,588, $93,597, $144,876)	219,744	377,046	751,787	1,279,250

Total costs and expenses	2,144,904	3,385,945	7,054,921	11,509,586

Income from operations	1,060,594	1,440,734	3,549,996	5,084,400
Interest income and other, net	124,139	167,294	461,044	589,580

Income before income taxes	1,184,733	1,608,028	4,011,040	5,673,980
Provision for income taxes	154,017	401,579	933,594	1,470,260

Net income	$1,030,716	$1,206,449	$3,077,446	$4,203,720

Net income per share - basic	$3.36	$3.86	$10.21	$13.53

Net income per share - diluted	$3.29	$3.79	$9.94	$13.29

Shares used in per share calculation - basic	306,906	312,251	301,403	310,806

Shares used in per share calculation - diluted	313,459	317,925	309,548	316,210

*	Derived from audited financial statements.

Google Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended December 31,
	2006*	2007
		(Unaudited)
Operating activities
Net income	$3,077,446	$4,203,720
Adjustments:
Depreciation of property and equipment	494,430	807,743
Amortization of intangibles and other	77,509	159,915
Stock-based compensation	458,100	868,646
Excess tax benefits from stock-based award activity	(581,732)	(379,206)
Deferred income taxes	(98,468)	(164,212)
Other	12,474	(39,741)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(624,012)	(837,247)
Income taxes, net	496,882	744,802
Prepaid revenue share, expenses and other assets	(289,157)	(298,689)
Accounts payable	95,402	70,135
Accrued expenses and other liabilities	291,533	418,905
Accrued revenue share	139,300	150,310
Deferred revenue	30,801	70,329

Net cash provided by operating activities	3,580,508	5,775,410

Investing activities
Purchases of property and equipment	(1,902,798)	(2,402,840)
Purchases of marketable securities	(26,681,891)	(15,997,060)
Maturities and sales of marketable securities	23,107,132	15,659,473
Investments in non-marketable equity securities	(1,019,147)	(34,511)
Acquisitions, net of cash acquired, and purchases of intangible and other assets	(402,446)	(906,651)

Net cash used in investing activities	(6,899,150)	(3,681,589)

Financing activities
Net proceeds from stock-based award activity	321,117	23,861
Net proceeds from a public stock offering	2,063,549	—
Excess tax benefits from stock-based award activity	581,732	379,206

Net cash provided by financing activities	2,966,398	403,067

Effect of exchange rate changes on cash and cash equivalents	19,741	40,034
Net (decrease) increase in cash and cash equivalents	(332,503)	2,536,922
Cash and cash equivalents at beginning of year	3,877,174	3,544,671

Cash and cash equivalents at end of year	$3,544,671	$6,081,593

*	Derived from audited financial statements.

The following table presents our revenues, by revenue source, for the periods presented (in thousands, unaudited):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2007	2006	2007
Advertising revenues:
Google web sites	$1,977,042	$3,121,539	$6,332,797	$10,624,705
Google Network web sites	1,197,867	1,635,836	4,159,831	5,787,938

Total advertising revenues	3,174,909	4,757,375	10,492,628	16,412,643
Licensing and other revenues	30,589	69,304	112,289	181,343

Revenues	$3,205,498	$4,826,679	$10,604,917	$16,593,986

The following table presents our revenues, by revenue source, as a percentage of total revenues for the periods presented (unaudited):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2007	2006	2007
Advertising revenues:
Google web sites	62%	65%	60%	64%
Google Network web sites	37%	34%	39%	35%

Total advertising revenues	99%	99%	99%	99%
Licensing and other revenues	1%	1%	1%	1%

Revenues	100%	100%	100%	100%